UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On September 19, 2006, Andrew J. Schindler was appointed to the board of directors (the “Board”) of Krispy Kreme Doughnuts, Inc. (the “Company”) as a Class I director. On September 19, 2006, the Company issued a press release announcing the appointment of Mr. Schindler.

Mr. Schindler was formerly Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Holdings and Chairman of Reynolds American Inc., a company formed in 2004 by the merging of R.J. Reynolds Tobacco Holdings and the U.S. operations of Brown & Williamson Tobacco Corporation. In over thirty years with Reynolds, Mr. Schindler held various senior management positions, including Director of Manufacturing for Nabisco Foods, Vice President of Personnel, Executive Vice President of Operations and Chief Operating Officer. Mr. Schindler has not currently been named as a member of any of the committees of the Board. Mr. Schindler currently serves on the board of directors of ArvinMeritor Inc., Pike Electric Company, and Hanesbrands Inc.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02(d) by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release (“Krispy Kreme Appoints Andrew J. Schindler to Board of Directors”) dated September 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: September 22, 2006

By: /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer